UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

April 27, 2001

Date of Report (Date of earliest event reported)

PEOPLES ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	1-5540	36-2642766
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

24th Floor, 130 East Randolph Drive, Chicago, Illinois	60601-6207
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(312) 240-4000

None

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

On April 27, 2001, Peoples Energy Corporation released its preliminary financial results for its second quarter ended March 31, 2001. The following is additional information regarding these preliminary results.

Peoples Energy Corporation			Preliminary

Summary of Selected Financial and Operating Data (Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2001	2000	2001	2000
Operating Results (thousands)
Gas Distribution Revenues
Sales - Residential
- Heating	$696,501	$309,214	$1,147,736	$552,897
- Non-heating	21,075	14,099	37,463	26,222
- Commercial	105,612	50,064	174,004	84,151
- Industrial	21,349	10,016	34,925	16,815
Total Gas Distribution Sales	844,537	383,393	1,394,128	680,085

Transportation	52,695	40,538	89,033	72,017
Other	4,804	10,680	6,840	17,168
Total Gas Distribution Revenues	902,036	434,611	1,490,001	769,270

Diversified Energy Revenues	171,753	90,637	300,770	167,876
Total Operating Revenues	1,073,789	525,248	1,790,771	937,146

Less - Cost of energy sold	796,980	278,333	1,285,616	506,373
Gross Margin	276,809	246,915	505,155	430,773

Net Income	$62,491	$57,428	$98,848	$86,999

Gas Distribution Deliveries (MDth)
Sales - Residential
- Heating	56,523	52,392	102,847	88,773
- Non-heating	1,175	1,298	2,185	2,203
- Commercial	8,781	8,976	16,009	14,300
- Industrial	1,829	2,034	3,293	3,257
Transportation	37,830	37,882	69,366	66,313
Total Gas Distribution Deliveries	106,138	102,582	193,700	174,846

Number of Gas Distribution Customers (average)
Sales - Residential
- Heating	757,611	749,888	749,905	742,802
- Non-heating	180,344	179,566	178,270	178,206
- Commercial	47,309	49,222	47,977	48,498
- Industrial	3,092	3,224	3,133	3,192
Transportation	19,543	17,241	18,308	17,457
Total Gas Distribution Customers	1,007,899	999,141	997,593	990,155

Degree Days - actual	3,281	2,756	5,912	4,796

Per cent colder (warmer) than normal	0.8%	-17.9%	6.8%	-15.7%

Peoples Energy Corporation			Preliminary

Consolidated Statements of Income (Unaudited)

	Three Months Ended		Six Months Ended
(Thousands, except per-share amounts)	March 31,		March 31,
	2001	2000	2001	2000

Operating Revenues	$1,073,789	$525,248	$1,790,771	$937,146
Operating Expenses:
Cost of energy sold	796,980	278,333	1,285,616	506,373
Operation and maintenance	69,852	69,322	144,114	136,178
Depreciation, depletion and amortization	20,916	23,695	43,111	46,580
Taxes - Other than income taxes	83,671	51,644	144,930	92,087

Total Operating Expenses	971,419	422,994	1,617,771	781,218

Operating Income	102,370	102,254	173,000	155,928

Equity Investment Income	11,006	1,972	15,804	6,050

Total Operating and Equity Investment Income	113,376	104,226	188,804	161,978

Other Income and (Deductions)	6,314	901	5,305	1,543

Interest Expense	18,900	13,739	36,197	25,078

Earnings Before Income Taxes	100,790	91,388	157,912	138,443

Income Taxes	38,299	33,960	59,030	51,444

Income Before Cumulative Effect of Change in
Accounting Principle	62,491	57,428	98,882	86,999

Cumulative Effect of Change in Accounting
Principle, Net of Tax	-	-	(34)	-

Net Income	$62,491	$57,428	$98,848	$86,999

Average Shares of Common Stock Outstanding
Basic	35,388	35,510	35,363	35,512
Diluted	35,450	35,511	35,414	35,517
Earnings Per Share of Common Stock
Basic	$ 1.77	$ 1.62	$ 2.80	$ 2.45
Diluted	$ 1.76	$ 1.62	$ 2.79	$ 2.45

Peoples Energy Corporation		Preliminary

Consolidated Balance Sheets (Unaudited)

	March 31,	March 31,
	2001	2000

Assets
Capital Investments:
Property, plant and equipment, at original cost	$2,519,949	$2,425,443
Less - Accumulated depreciation and depletion	908,901	848,515
Net property, plant and equipment	1,611,048	1,576,928
Investments in equity investees	139,724	131,764
Other investments	25,627	24,437

Total Capital Investments - Net	1,776,399	1,733,129

Utility Customer Accounts Receivable - net of reserves	651,126	216,459
Other Current Assets	448,381	382,038
Other Assets	260,368	201,097

Total Assets	$3,136,274	$2,532,723

Capitalization and Liabilities
Common Stockholders' Equity:
Common stock	$299,107	$297,717
Retained earnings	551,425	524,300
Treasury stock	(6,817)	(3,246)
Accumulated other comprehensive income	(32,505)	(465)

Total Common Stockholders' Equity	811,210	818,306
Long-Term Debt of Subsidiaries	744,313	319,734

Total Capitalization	1,555,523	1,138,040
Current Liabilities	1,109,855	973,854
Deferred Credits and Other Liabilities	470,896	420,829

Total Capitalization and Liabilities	$3,136,274	$2,532,723

Common Stock Information at End of Period
(Unaudited)

Annualized dividend rate	$2.04	$2.00
Dividend yield (per cent)	5.2%	7.3%
Book value per share	$22.92	$23.10
Market price	$38.87	$27.44
Market price as a per cent of book value	170%	119%

Peoples Energy Corporation	Preliminary

Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended
(Thousands)	March 31,
	2001	2000
Operating Activities:
Net Income	$ 98,848	$ 86,999
Adjustments to reconcile net income to net cash:
Depreciation, depletion and amortization
Per statement of income	43,111	46,580
Charged to other accounts	5,666	2,562
Deferred income taxes and investment tax credits - net	1,988	9,805
Change in deferred credits and other liabilities	12,193	4,671
Change in accumulated other comprehensive income	(30,047)	-
Change in other assets	(32,442)	(23,890)
Undistributed earnings from equity investments	3,950	(5,699)
Change in current assets and liabilities:
Receivables - net	(610,836)	(176,720)
Materials and supplies	910	920
Gas in storage	62,720	51,363
Gas costs recoverable	20,451	10,288
Regulatory assets	3,262	(863)
Prepayments	(1,205)	(632)
Accounts payable	108,457	4,306
Customer gas service and credit deposits	(19,789)	(18,194)
Accrued taxes	112,334	34,527
Gas sales revenue refundable	8,294	8,089
Accrued interest	5,122	112
Temporary LIFO Liquidation	184,411	38,625

Net Cash Provided by (Used in) Operating Activities	(22,602)	72,849

Investing Activities:
Capital spending	(56,115)	(123,301)
Return of capital investments	37,784	-
Temporary investments and special deposits	(5,577)	(17,247)
Advances to joint venture partnerships	(76,626)	-

Net Cash Used in Investing Activities	(100,534)	(140,548)

Financing Activities:
Short-term debt	(137,835)	299,665
Trust fund	-	(178,662)
Issuance of long-term debt	325,000	-
Retirement of long-term debt of subsidiaries	(350)	-
Dividends paid on common stock	(35,336)	(34,771)
Proceeds from issuance of common stock	1,065	1,005
Treasury stock purchases	-	(3,246)

Net Cash Provided by Financing Activities	152,544	83,991

Net Increase (Decrease) in Cash and Cash Equivalents	29,408	16,292
Cash and Cash Equivalents at Beginning of Period	5,956	13,007

Cash and Cash Equivalents at End of period	$ 35,364	$ 29,299

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES ENERGY CORPORATION
(Registrant)

April 27, 2001	By: /s/ J. M. LUEBBERS
(Date)	J. M. Luebbers
Chief Financial Officer and Controller